KPMG LLP

One Financial Plaza

755 Main Street

Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2023, with respect to the financial statements of Nassau Life Insurance Company, included herein and to the reference to our firm under the heading “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 28, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

KPMG LLP

One Financial Plaza

755 Main Street

Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 14, 2023, with respect to the financial statements of the subaccounts listed in the Appendix to our report that comprise First Investors Life Level Premium Variable Life Insurance Separate Account B, included herein and the reference to our firm under the heading “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 28, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.